UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

WEEDHIRE INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)
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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WEEDHIRE INTERNATIONAL, INC.
17-09 Zink Place, Unit 1
Fair Lawn, New Jersey 07410
(877) 766-3050

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On January 27, 2015, the board of directors of WeedHire International, Inc. (hereinafter referred to as “we,” “us,” “our,” “WeedHire” or the “Company”), and stockholders holding a majority of our voting power took action by written consent to approve the following action:

1.
Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 3,020,000,000 shares to 30,020,000,000 shares, of which 30,000,000,000 shares will be common stock and 20,000,000 shares will be preferred stock (the “Amendment”).

Stockholders of record at the close of business on January 27, 2015, are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We anticipate that the Amendment will become effective on or about March 6, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Attached hereto for your review is an information statement relating to the above-described actions (the “Information Statement”). Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ David Bernstein
David Bernstein
Chief Executive Officer

Fair Lawn, New Jersey
February 13 , 2015

WEEDHIRE INTERNATIONAL, INC.
17-09 Zink Place, Unit 1
Fair Lawn, New Jersey 07410
(877) 766-3050

March 6 , 2015

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about February 13, 2015, to the stockholders of record, as of January 27, 2015 (the “Record Date”), of WeedHire International, Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our,” “WeedHire” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors (the “Board”) and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.
Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 3,020,000,000 shares to 30,020,000,000 shares, of which 30,000,000,000 shares will be common stock and 20,000,000 shares will be preferred stock (the “Amendment”).

On January 27, 2015, our Board unanimously approved the Amendment. Subsequent to our Board’s approval of the Amendment, the holders of a majority of the voting power of our voting stock approved the Amendment by written consent, on January 27, 2015. The consenting stockholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 51% of the outstanding voting stock under our current Articles, are as follows: David Bernstein (50% of the series A preferred stock) and Vlad Stelmak (50% of the series A preferred stock), respectively. We expect that the Amendment will become effective on or about March 6, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 3,000,000,000 shares of common stock and 20,000,000 shares of series A preferred stock, with a par value of $0.01 and $0.000001 per share, respectively. As of the Record Date, there were 850,091,872 shares of common stock issued and outstanding, held by 43 holders of record. Holders of our common stock are entitled to one vote per share.  In addition, as of the Record Date, there were 110,000 shares of series A preferred stock issued and outstanding, held by 2 holders of record.  Holders of our series A preferred stock are entitled to 1,000 votes per share, but in the event that the votes by the holders of the series A preferred stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then the votes cast by a majority of the holders of the series A preferred stock shall be deemed to equal to 51% of all votes cast.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 228 of the Delaware General Corporation Law, as amended, and Article I, Section 8 of our bylaws. Section 228 provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by WeedHire.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK FROM 3,020,000,000 SHARES TO 30,020,000,000 SHARES, OF WHICH 30,000,000,000 SHARES WILL BE COMMON STOCK AND 20,000,000 SHARES WILL BE PREFERRED STOCK

On January 27, 2015, our Board approved, subject to stockholder approval, the Amendment, which will have the effect of increasing our authorized capital stock from 3,020,000,000 to 30,020,000,000 shares, of which 30,000,000,000 shares will be common stock, par value $0.01 per share, and 20,000,000 shares will be preferred stock, $0.000001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time. On January 27, 2015, stockholders holding a majority of our voting power approved the Amendment. Set forth below is the text of the Amendment, marked to show the proposed amendment to our current Articles, with additions underlined and deletions in strikethrough:

ARTICLE V - CAPITAL STOCK

Section 1.  Authorized Capital Stock.  The aggregate number of shares which the Corporation shall have the authority to issue is 30,020,000,000 shares, of which 30,000,000,000 shares shall be Common Stock, par value $.000001 per share (the "Common Stock"), and 20,000,000 shares shall be Preferred Stock, par value $.000001 per share (the "Preferred Stock").

We currently have authorized capital stock of 3,020,000,000 shares, of which 3,000,000,000 shares are common stock and 20,000,000 shares are preferred stock.  We have 850,091,872 shares of common stock outstanding, and 110,000 shares of series A preferred stock outstanding, as of the Record Date. Upon effectiveness of the Amendment, our authorized capital stock will consist of 30,020,000,000 shares, of which 30,000,000,000 shares will be common stock and 20,000,000 shares will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets, or issuance to meet our obligations under current and future convertible promissory notes issued by us. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts. Notwithstanding the foregoing, we have no obligation to issue the newly authorized shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the newly authorized shares.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board to issue such additional shares of common stock could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons whose interests are aligned with that of our Board could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our company with another company), the Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our Board, enabling our Board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Procedure for Effecting the Amendment

The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Delaware. We expect that the Amendment will become effective on or about March 6, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to WeedHire stockholders. Also, our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Amendment will require approval by FINRA pursuant to Rule 10b-17 of the Exchange Act in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Amendment.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,
●	Any proposed nominee for election as a director of our Company, and
●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock issued and outstanding  as of January 27, 2015, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our stock,
●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and
●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from January 27, 2015, and the number of shares and the percentage beneficially owned by all executive officers and directors as a group includes shares subject to options held by all executive officers and directors as a group that are immediately exercisable or exercisable within 60 days from January 27, 2015.

Preferred Stock

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
David Bernstein	55,000	50%
Vlad Stelmak	55,000	50%

All directors and executive officers as a group (4 persons)	110,000	100%
_____________________

(1)	The address of each beneficial owner shown above is c/o WeedHire International, Inc., 17-09 Zink Place, Unit 1, Fair Lawn, New Jersey 07410.
(2)
Calculated on the basis of 110,000 issued and outstanding Series A preferred shares as of January 27, 2015. Holders of our Series A preferred stock are entitled to 1,000 votes per share, but in the event that the votes by the holders of the Series A preferred stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then the votes cast by a majority of the holders of the Series A preferred stock shall be deemed to equal 51% of all votes cast.

Common Stock

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

David Bernstein(3)	10,867,959	1.3%
Vlad Stelmak(4)	10,117,959	1.2%
Federico Garza-Bueron(5)	500,000	* %
Richard Hausig(6)	58,334	* %

All directors and executive officers as a group (4 persons)(7)	21,044,252	2.5%

5% Stockholders
RDW Capital, LLC	51,000,000	6.0%
Coventry Enterprises, LLC	56,000,000	6.6%
KBM Worldwide, Inc.	81,604,483	9.6%
_______________
* Less than 1%.
(1)	The address of each officer and director shown above is c/o WeedHire International, Inc., 17-09 Zink Place, Unit 1, Fair Lawn, New Jersey 07410.
(2)	Calculated on the basis of 850,091,872 issued and outstanding shares as of January 27, 2015.
(3)
The number of shares beneficially owned by Mr. Bernstein includes 8,934,625 shares of common stock owned directly, options to purchase 933,334 shares of our common stock with an exercise price of $0.30 per share and 1,000,000 shares of our common stock with an exercise price of $0.033 per share.

(4)
The number of shares beneficially owned by Mr. Stelmak includes 8,184,625 shares of common stock owned directly, options to purchase 933,334 shares of our common stock with an exercise price of $0.30 per share and 1,000,000 shares of our common stock with an exercise price of $0.033 per share.

(5)	The number of shares beneficially owned by Mr. Garza-Bueron includes options to purchase 500,000 shares of our common stock with an exercise price of $0.06 per share.
(6) (7)
The number of shares beneficially owned by Mr. Hausig includes options to purchase 8,334 shares of our common stock with an exercise price of $0.30 per share and 50,000 shares of our common stock with an exercise price of $0.03 per share.
The number of shares beneficially owned by all directors and executive officers as a group includes 17,119,250 shares of common stock owned directly, and options to purchase 1,866,668, 2,000,000, 500,000, and 8,334 shares of our common stock with an exercise price of $0.30, $0.033, $0.06, and $0.03 per share respectively.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.oslholdings.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 17-09 Zink Place, Unit 1, Fair Lawn, NJ 07410 or by telephoning us at (877) 766-3050.

Our principal executive office is located at 17-09 Zink Place, Unit 1, Fair Lawn, NJ 07410. Our corporate website is www.weedhire.com and our phone number is (877) 766-3050.

February 13, 2015		By Order of the Board of Directors,

WeedHire International, Inc.

	By:	/s/ David Bernstein
David Bernstein
Chief Executive Officer